                                                                   EXHIBIT 10.16

                                                                        FORM #13

                              1215 19TH STREET, NW
                                 WASHING N, D.C.
                             LEASE DATED 6/21, 2006

                            ARTICLE I: REFERENCE DATA

1.1  Subjects Referred To

Each reference in this Lease to any of the following subjects shall be construed to incorporate the data stated for that subject in this Article:

LANDLORD:                          Roosevelt Land, LP

LANDLORD'S ORIGINAL ADDRESS:       1215 19th Street, NW
                                   Washington, DC 20036

LANDLORD'S REPRESENTATIVE:         _____________________________________________

TENANT:                            World Energy Solutions, Inc.

TENANT'S NOTICE ADDRESS:           446 Main Street
                                   Worcester, Massachusetts 01608

TENANT'S REPRESENTATIVE:           Patsy Thomasson

COMMENCEMENT DATE:                 July 1, 2006

BUILDING:                          1215 19th Street, NW
                                   Washington, D.C.

TENANT'S SPACE:                    Approximately 200 square feet of rentable
                                   space on the ________ floor of the Building,
                                   as shown on the floor plan attached as
                                   Exhibit A hereto

RENTABLE AREA OF TENANT'S SPACE:   200 rentable square feet approximately

TERM: 60 calendar months (plus the partial month, if any, immediately following the
                                   Commencement Date)

                                                      Annual
                                                      Monthly
ANNUAL FIXED RENT:                 Period   Rate      Amount      Amount
------------------                 ------   ----   ------------   ------
                                                   $4,000/month

TENANT'S OPERATING EXPENSE AND     The Operating Expenses allocable to the
TAX BASE:                          Premises, on a square footage basis, during
                                   calendar year 2006 and the Taxes allocable to
                                   the Premises, on a square footage basis,
                                   during fiscal year 2006

SECURITY DEPOSIT:                  $_____________

ELECTRICITY:                       Paid by Tenant pursuant to Section 2.5

RENTABLE FLOOR AREA OF THE         _________ Rentable Square Feet
BUILDING:

PERMITTED USES:                    General office purposes only

COMMERCIAL GENERAL LIABILITY       Personal Injury and Property Damage Limits -
INSURANCE:                         $2,000,000 each

CONTRACTOR'S LIABILITY             $2,000,000
INSURANCE:

1.2  Exhibits. There are incorporated as a part of this Lease:

     EXHIBIT A - Floor Plan of the Premises

     EXHIBIT B - Landlord's Services

     EXHIBIT C - Rules and Regulations

1.3  Table of Articles and Sections

ARTICLE I: REFERENCE DATA..................................................    1
   1.1  Subjects Referred To...............................................    1
   1.2  Exhibits. There are incorporated as a part of this Lease:..........    2
   1.3  Table of Articles and Sections.....................................    2

ARTICLE II: PREMISES, TERM AND RENT........................................    4
   2.1  The Premises.......................................................    4
   2.2  Rights to Use Common Facilities....................................    5
   2.3  Landlord's Reservations............................................    5
   2.4  Habendum; Extension Option.........................................    5

   2.5  Monthly Fixed Rent Payments; Electricity...........................    5
   2.6  Adjustments for Operating Expenses and Taxes.......................    5
   2.7  Due Date of Additional Payments; Change in Accounting Period.......    8

ARTICLE III: DELIVERY AND CONSTRUCTION.....................................   10
   3.1  As-Is..............................................................   10
   3.2  Alterations and Additions..........................................   10
   3.3  General Provisions Applicable to Construction......................   11

ARTICLE IV: LANDLORD'S COVENANTS; INTERRUPTIONS AND DELAYS.................   12
   4.1  Services Furnished by Landlord.....................................   12
   4.2  Additional Services Available to Tenant............................   12
   4.3  Roof, Exterior Wall, Floor Slab, and Common Facility Repair........   12
   4.4  Access.............................................................   12
   4.5  Heat and Air Conditioning..........................................   12
   4.6  Quiet Enjoyment....................................................   12
   4.7  Interruptions and Delays in Service and Repairs, etc...............   13

ARTICLE V: TENANT'S COVENANTS..............................................   14
   5.1  Payments...........................................................   14
   5.2  Repair and Yield Up................................................   14
   5.3  Use................................................................   14
   5.4  Obstructions, Items Visible from Exterior; Rules and Regulations...   15
   5.5  Safety Appliances..................................................   15
   5.6  Assignment; Sublease...............................................   15
   5.7  Indemnity; Insurance...............................................   17
   5.8  Personal Property at Tenant's Risk.................................   17
   5.9  Right of Entry.....................................................   17
   5.10 Floor Load; Prevention of Vibration and Noise......................   18
   5.11 Personal Property Taxes............................................   18
   5.12 Signs..............................................................   18
   5.13 Compliance with Insurance Regulations..............................   18

ARTICLE VI: CASUALTY AND TAKING............................................   19
   6.1  Termination or Restoration; Rent Adjustment; Demolition............   19
   6.2  Eminent Domain.....................................................   19
   6.3  Temporary Taking...................................................   20

ARTICLE VII: DEFAULT.......................................................   21
   7.1  Events of Default..................................................   21
   7.2  Damages............................................................   21

ARTICLE VIII: MISCELLANEOUS................................................   23

   8.1  Computation of Rental Floor Areas..................................   23
   8.2  Notice of Lease; Consent and Approval; Notices; Bind and Inure.....   23
   8.3  Landlord's Failure to Enforce......................................   23
   8.4  Acceptance of Partial Payments of Rent; Delivery of Keys...........   24
   8.5  Cumulative Remedies................................................   24
   8.6  Partial Invalidity.................................................   24
   8.7  Self-Help..........................................................   24
   8.8  Tenant's Estoppel Certificate......................................   24
   8.9  Waiver of Subrogation..............................................   25
   8.10 All Agreements Contained...........................................   25
   8.11 Brokerage..........................................................   25
   8.12 Submission Not an Option...........................................   25
   8.13 Applicable Law.....................................................   25
   8.14 Waiver of Jury Trial...............................................   25
   8.15 Holdover...........................................................   26
   8.16 Force Majeure......................................................   26
   8.17 Building Rehabilitation and Repair.................................   26
   8.18 Compliance with Laws and Insurance Policies........................   27
   8.19 Building Directory.................................................   27

ARTICLE IX: RIGHTS OF PARTIES HOLDING PRIOR INTERESTS......................   28
   9.1  Lease Subordinate..................................................   28
   9.3  Rights of Holder of Mortgage.......................................   29
   9.4  Assignment of Rents................................................   29
   9.5  Implementation of Article IX.......................................   29

ARTICLE X: HAZARDOUS MATERIALS.............................................   30
   10.1 Tenant's Obligations...............................................   30
   10.2 Survival...........................................................   31

ARTICLE XI: SECURITY DEPOSIT...............................................   32

                       ARTICLE II: PREMISES, TERM AND RENT

2.1  The Premises

Landlord hereby leases to Tenant and Tenant hereby hires from Landlord Tenant's Space in the Building (as hereinafter defined), excluding exterior faces of exterior walls, the common stairways and stairwells, elevators and elevator shafts, fan rooms, electric and telephone closets, janitor closets, freight elevator vestibules, and pipes, ducts, conduits, wires and appurtenant fixtures serving exclusively or in common other parts of the Building, but including all tenant special installations, stairs, special flues, dumbwaiter shafts and special air conditioning facilities, specially installed or leased telephone or electric switchboard, and if Tenant's Space includes less than the entire rentable area of any floor, excluding the common corridors, elevator lobbies and any toilets located on such floor. Tenant's Space with such exclusions is hereinafter referred to as the "Premises." "Property" means the Building and the land on which the Building is located (the "Lot").

2.2  Rights to Use Common Facilities

Tenant shall have, as appurtenant to the Premises, rights to use in common, subject to reasonable rules of general applicability to tenants of the Building from time to time made by Landlord of which Tenant is given notice, the common lobbies, board rooms, corridors, stairways, elevators and loading platform of the Building, and the pipes, ducts, conduits, wires and appurtenant meters and equipment serving the Premises in common with others.

2.3  Landlord's Reservations

Landlord reserves the right from time to time, without unreasonable interference with Tenant's use: (a) to install, use, maintain, repair, replace and relocate for service to the Premises and other parts of the Building, or either, pipes, ducts, conduits, wires and appurtenant fixtures, wherever located in the Premises or Building, and (b) to alter or relocate any other common facility, provided that substitutions are substantially equivalent or better. Installations, replacements and relocations referred to in clause (a) above shall be located so far as practicable in the central core area of the Building, above ceiling surfaces, below floor surfaces or within perimeter walls of the Premises.

2.4  Habendum; Extension Option

Tenant shall have and hold the Premises for a period commencing on the Commencement Date and continuing for the Term unless sooner terminated as provided in Section 6.1 or Article VII.

2.5  Monthly Fixed Rent Payments; Electricity

Tenant shall pay, without notice, demand, offset or deduction, monthly installments of 1/12 of the Annual Fixed Rent in advance on the Commencement Date and thereafter, on the first day of each month during the Term. Annual Fixed Rent for any partial month shall be paid by Tenant at such rate on a pro rata basis, and if the Term commences on a day other than the first day of a calendar month, the first payment which Tenant shall make shall be a payment equal to a proportionate part of such Annual Fixed Rent for the partial month from the Commencement Date to the first day of the succeeding calendar month, and 1/12 of the Annual Fixed Rent for such succeeding calendar month.

Tenant shall provide a separate meter which shall measure electric consumption in the Premises, including, but not limited to, normal lights and plugs. Tenant shall pay as additional rent all amounts billed by the applicable utility company when due directly to the utility company. If, for any reason, such utility charges are not separately metered at any time during the Term, Tenant shall pay as additional rent all reasonably allocated charges attributable to the furnishing of electricity to the Premises. Tenant shall be responsible, at its sole cost and expense, for the distribution of heated and/or chilled air provided to the Premises by Landlord.

2.6  Adjustments for Operating Expenses and Taxes

     A. Terms used herein are defined as follows:

     (a) "Fiscal Year" shall mean any twelve (12) month period elected by Landlord for operating purposes. Landlord's current Fiscal Year commences on January 1 of each year. If Landlord should elect to change said Fiscal Year, Landlord shall notify Tenant thereof, and all calculations required to be made at the end of a Fiscal Year shall be made and prorated accordingly.

     (b) "Operating Expenses for the Property" means the cost of operation of the Property which shall exclude costs of special services rendered to tenants (including Tenant) for which a separate charge is made, but shall include, without limitation, the following: premiums for insurance carried with respect to the Property (including insurance against loss of rent in case of fire or casualty, and such insurance as may be required by the holder of such first mortgage); compensation and all fringe benefits, worker's compensation insurance premiums and payroll taxes paid to, for or with respect to all persons engaged in the operating, repairing, maintaining, or cleaning of the Building or Lot; steam, water, tempered water, sewer, electric, gas, oil and telephone charges (excluding utility charges separately chargeable to tenants pursuant to Section 2.5 or for additional or special services); costs of building and cleaning supplies and equipment (including rental); costs of maintenance, cleaning, decorating and repairs; costs of elevator repairs and services; costs of rubbish removal; costs of snow removal and care of landscaping; depreciation for capital expenditures made by Landlord to reduce operating expenses, or which are required by law after the Commencement Date, together with interest on the unamortized cost at the average prime rate in effect from time to time at the two largest national banks in Washington, D.C. plus two (2%) percent; payments under service contracts with independent contractors or subsidiaries or affiliates of Landlord; management fees at reasonable rates consistent with the type of occupancy and the service rendered; and all other reasonable and necessary expenses paid in connection with the operation, repair, cleaning and maintenance of the Building and Lot. Any of the services may be performed by subsidiaries or affiliates of Landlord, provided that the contracts for the performance of such services shall be competitive with similar contracts and transaction with unaffiliated entities for the performance of such services in comparable buildings in the Washington, D.C. area.

     (c) In any Fiscal Year when the Building has an average annual occupancy rate of less than 95% then, for the purpose of this Section 2.6, the Operating Expenses for the Property will be extrapolated as though the Building were 95% occupied; and the "Operating Expenses Allocable to the Premises" shall mean the same proportion of the Operating Expenses for the Property as the Rentable Floor Area of Tenant's Space bears to 95% of the Rentable Floor Area of the Building.

In any Fiscal Year when the Building has an average annual occupancy rate of 95% or more, then the "Operating Expenses for the Property" shall be the actual Operating Expenses for the Property as defined in clause (b); and the "Operating Expenses Allocable to the Premises" shall mean the same proportion of the Operating Expenses for the Property as the Rentable Floor Area of Tenant's Space bears to the Rentable Floor Area of the Building actually leased on an average annual basis for said Fiscal Year.

In the case of any services which are not rendered to all areas on a comparable basis, the proportion allocable to Tenant's Space shall be in the same proportion which the floor area of Tenant's Space to which the service is rendered bears to the total floor area to which such service is rendered.

     (d) "Landlord's Tax Expenses" with respect to any Fiscal Year means the aggregate Real Estate Taxes on the Property with respect to that Fiscal Year, reduced by any abatements (after deducting all costs of recovery) actually received with respect to that Fiscal Year.

     (e) "Tax Expenses Allocable to the Premises" means the same proportion of the Landlord's Tax Expenses as Rentable Floor Area of Tenant's Space bears to 100% of the Rentable Floor Area of the Building.

     (f) "Real Estate Taxes" means all taxes, fees, water and sewer charges and other charges, levies and assessments (special or otherwise) of every kind and nature assessed by any governmental authority on the Lot or the Building or the Property which the Landlord shall become obligated to pay because of or in connection with the ownership, leasing and operation of the Lot, the Building, and the Property and reasonable expenses of any proceedings for abatement of taxes. The amount of special taxes or special assessments to be included shall be limited to the amount of the installment (plus any interest, other than penalty interest, payable thereon) of such special tax or special assessment required to be paid during the year in respect of which such taxes are being determined. There shall be excluded from such taxes all income, estate, succession, inheritance and transfer taxes; provided, however, that if at any time during the Term the present system of ad valorem tax of real property shall be changed so that in lieu of the whole or any part of the ad valorem tax on real property, there shall be assessed on Landlord a capital levy or other tax on the gross rents received with respect to the Lot or Building or Property, or a federal, state, county, municipal, or other local income, franchise, excise or similar tax, assessment, levy or charge (distinct from any now in effect in the jurisdiction in which the Property is located) measured by or based, in whole or in part, upon any such gross rents, then any and all of such taxes shall be included within the term "Real Estate Taxes" but only to the extent that the same would be payable if the Lot, Building or Property were the only property of Landlord.

     (g) "Premises Expenses" shall mean the sum of the Operating Expenses Allocable to the Premises and the Tax Expenses Allocable to the Premises.

     (h) The "Statement" shall mean a statement rendered to Tenant by Landlord as soon as reasonably possible after the end of each Fiscal Year. The Statement shall show the Premises Expenses for the Property, amounts already paid by Tenant for Premises Expenses (including Tenant's Operating Expense and Tax Base, amounts received for tenant electricity paid pursuant to Section 2.5 hereof, if any, and amounts paid pursuant to part C of this Section 2.6), and the amount of Premises Expenses remaining due from or overpaid by Tenant for the Fiscal Year or fraction thereof covered by the Statement with appropriate prorations for fractional years.

     B. If with respect to any Fiscal Year of the Term, Premises Expenses exceed Tenant's Operating Expense and Tax Base, then Tenant shall pay to Landlord as additional rent the amount of such excess. (Tenant's Operating Expense and Tax Base does not include tenant electricity to be paid by Tenant pursuant to
Section 2.5.) Appropriate prorations shall be made for those periods at the beginning or end of the Term which are less than a full Fiscal Year. Such payments shall be made at the times and in the manner hereinafter provided in this Section 2.6.

Within thirty (30) days after the date of delivery of such Statement, Tenant shall pay to Landlord the balance of the amounts, if any, required to be paid pursuant to the above provisions of this Section 2.6. Nothing contained herein shall require that Landlord reimburse to Tenant any amount if the amount of Premises Expenses is less than Tenant's Operating Expense and Tax Base.

     C. In addition, commencing on the first day of the first month following the delivery to Tenant of the Statement referred to above and on the first day of each month thereafter until delivery to Tenant of the next such Statement, Tenant shall pay to Landlord, on account toward Tenant's share of increases in Premises Expenses anticipated for the then current Fiscal Year, 1/12th of the total amount described in clause (h) above as shown on the most recent such Statement delivered to Tenant.

To the extent that Real Estate Taxes shall be payable to the taxing authority in installments for periods less than a Fiscal Year, the foregoing statement shall be rendered and payments made on account of such installments with respect to such periods rather than with respect to such full Fiscal Year. Notwithstanding the foregoing provisions, no decrease in Landlord's Tax Expenses with respect to any Fiscal Year shall result in a reduction of the amount otherwise payable by Tenant if and to the extent said decrease is attributable to vacancies in the Building rather than to any other causes.

2.7  Due Date of Additional Payments; Change in Accounting Period

Except as otherwise specifically provided herein, any sum, amount, item or charge designated or considered as additional rent in this Lease shall be paid by Tenant to Landlord on the first day of the month following the date on which Landlord notifies Tenant of the amount payable or on the tenth day after the giving of such notice, whichever shall be later. Any such notice shall specify in reasonable detail the basis of such additional rent. Additional rent shall be paid by Tenant to Landlord without offset or deduction.

Landlord shall have the right from time to time to change the periods of accounting to any other annual period, and upon any such change, all items referred to in said Section 2.6 shall be appropriately apportioned. In all statements rendered under Section 2.6, amounts for periods partially within and partially without the accounting periods shall be appropriately apportioned, and any items which are not determinable at the time of a statement shall be included therein on the basis of Landlord's estimate and with respect thereto Landlord shall render promptly after determination a supplemental statement and appropriate adjustment shall be made according thereto. All statements shall be prepared on an accrual basis of accounting.

                               [END OF ARTICLE II]

                     ARTICLE III: DELIVERY AND CONSTRUCTION

3.1  As-Is

The Premises have been delivered to Tenant this day is as-is where-is condition, without representation or warranty whatsoever.

3.2  Alterations and Additions.

Tenant shall not make any alterations and additions to the Premises, except in accordance with plans and specifications prepared by an architect, and constructed by a contractor, first approved by Landlord, in writing, which approval shall not be unreasonably withheld, provided that Tenant may make non-structural alterations to the Premises not visible from the exterior of the Premises, the removal of which shall not damage the Premises, without Landlord's approval thereof. Tenant may not undertake any alterations and additions to the Premises until the Finish Work has been completed. Landlord shall not be deemed unreasonable for withholding approval of any alterations or additions which (a) involve or might affect any structural or exterior element of the Building or any area or element or any facility serving any area of the Building, or (b) will delay completion of the Premises, or (c) will require unusual expense to readapt the Premises to normal office use on Lease termination or increase the cost of insurance or taxes on the Building or of the services called for by
Section 4.1 and Landlord shall not be deemed unreasonable for withholding its approval of any contractor who will not work in harmony with other contractors in the Building. All alterations and additions shall become a part of the Building (excluding Tenant's movable trade fixtures, equipment and other personal property) unless and until Landlord, at its option, shall specify the same for removal pursuant to Section 5.2. All of Tenant's alterations and additions and installation and delivery of telephone systems, furnishings and equipment shall be coordinated with any work being performed by Landlord and shall be performed in such manner and by such persons as shall maintain harmonious labor relations and not cause any damage to the Building or Lot or interfere with Building operation and, except as otherwise expressly set forth herein, shall be performed by Landlord's general contractor. Except for work performed by Landlord's general contractor, Tenant, before its work is started, shall: deliver to Landlord a statement of the names of all its contractors and subcontractors (and obtain Landlord's approval of the identity thereof, as aforesaid) and the estimated cost of all labor and material to be furnished by them and with respect to any such work the cost of which shall exceed $25,000 in the aggregate, provide security satisfactory to Landlord protecting Landlord against liens arising out of the furnishing of such labor and material; and cause each contractor to carry worker's compensation insurance in statutory amounts covering all the contractor's and subcontractor's employees and comprehensive public liability insurance with such limits as Landlord may reasonably require, but in no event less than a combined single limit of $3,000,000, (all such insurance to be written in companies approved by Landlord and insuring Landlord and Tenant as well as the contractors and Landlord's mortgagees on the Premises), and deliver to Landlord certificates of all such insurance. Tenant agrees to pay promptly when due the entire cost of any work done on the Premises by Tenant, its agents, employees, or independent contractors, and not to cause or permit any liens for labor or materials performed or furnished in connection therewith to attach to the Premises or the Property and immediately to discharge any such liens which may so attach.

3.3  General Provisions Applicable to Construction.

All construction work required or permitted by this Lease by Landlord and Tenant shall be done in a good and workmanlike manner and in compliance with all applicable laws and all lawful ordinances, regulations and orders of governmental authority and insurers of the Building. Each party may inspect the work of the other at reasonable times and shall promptly give notice of observed defects. Each party authorizes the other to rely in connection with design and construction upon approval and other actions on the party's behalf by any Construction Representative of the party named in Article I or any person hereafter designated in substitution or addition by notice to the party relying.

                              [END OF ARTICLE III]

                        ARTICLE IV: LANDLORD'S COVENANTS;
                            INTERRUPTIONS AND DELAYS

Landlord covenants during the Term:

4.1  Services Furnished by Landlord

To furnish services, utilities, facilities and supplies set forth in Exhibit B equal in quality to those customarily provided by landlords in buildings of comparable quality in the Washington, D.C. area, the expense of which shall be charged in accordance with Article II.

4.2  Additional Services Available to Tenant

To furnish, at Tenant's expense, reasonable additional Building operation services which are usual and customary in similar office buildings in the Washington, D.C. area upon reasonable advance request of Tenant at reasonable and equitable rates from time to time established by Landlord.

4.3  Roof, Exterior Wall, Floor Slab, and Common Facility Repair

Except as otherwise provided in Article VI, to make such repairs to the roof, exterior walls, floor slabs, and common areas and facilities as may be necessary to keep them in serviceable condition, the expense of which shall be charged in accordance with Article II.

4.4  Access

Except in case of emergency and necessary Building shutdowns, to provide Tenant access to the Premises twenty-four hours per day, 365 days per year.

4.5  Heat and Air Conditioning

To provide tempered water to the heat pumps located on the Premises for purposes of assisting heat pumps in heating and air conditioning the Premises during business days (Monday through Friday between the hours of 8:00 a.m. and 6:00 p.m.) and on Saturdays between the hours of 8 a.m. and 12 p.m., except legal holidays. In the event that Tenant requests that Landlord provide tempered water at any time other than as specifically stated herein, Tenant shall pay as additional rent to Landlord an amount stated by Landlord, and such payment shall be made with the next payment of rent.

4.6  Quiet Enjoyment

That Tenant on paying the rent and performing the tenant obligations in this Lease shall peacefully and quietly have, hold and enjoy the Premises, subject to all of the terms and provisions hereof.

4.7  Interruptions and Delays in Service and Repairs, etc.

Landlord shall not be liable to Tenant for any compensation or reduction of rent by reason of inconvenience or annoyance or for loss of business arising from the central artery construction, the necessity of Landlord or its agents entering the Premises for any of the purposes in this Lease authorized, or for repairing the Premises or any portion of the Building however the necessity may occur. In case Landlord is prevented or delayed from making any repairs, alterations or improvements, or furnishing any services or performing any other covenant or duty to be performed on Landlord's part, by reason of any cause reasonably beyond Landlord's control including without limitation, the causes set forth in
Section 8.16 hereof as being reasonably beyond Landlord's control, Landlord shall not liable to Tenant therefor, nor except as expressly otherwise provided in Section 6.1 shall Tenant be entitled to any abatement or reduction of rent by reason thereof, nor shall the same give rise to a claim in Tenant's favor that such failure constitutes actual or constructive, total or partial, eviction from the Premises.

Landlord reserves the right to stop any service or utility system, when necessary by reason of accident or emergency, or until necessary repairs have been completed; provided, however, that in each instance of stoppage Landlord shall exercise reasonable diligence to eliminate the cause thereof. Except in case of emergency repairs Landlord will give Tenant reasonable advance notice of any contemplated stoppage and will use reasonable efforts to avoid unnecessary inconvenience to Tenant by reason thereof. Landlord also reserves the right to institute such policies, programs and measures as may be necessary, required or expedient for the conservation or preservation of energy services or as may be required to comply with applicable laws, codes, rules, regulations or standards.

                               [END OF ARTICLE IV]

                          ARTICLE V: TENANT'S COVENANTS

Tenant covenants during the Term and such further time as Tenant occupies any part of the Premises:

5.1  Payments

To pay when due all Annual Fixed Rent and additional rent and all charges for utility services rendered to the Premises and, as further additional rent, all charges for additional services rendered pursuant to Section 4.2. If any installment of Annual Fixed Rent or additional rent is paid more than five (5) days after the due date thereof, at Landlord's election it shall bear interest from such due date at an annual rate equal to the then average prime commercial rate from time to time established by the two largest national banks in Washington, D.C., plus 3% (but not in excess of the maximum rate allowed by law), which interest shall be immediately due and payable as further additional rent.

5.2  Repair and Yield Up

Except as otherwise provided in Article VI and Section 4.3, to keep the Premises in good order, repair and condition, reasonable wear and tear only excepted, and all glass in windows and doors (except glass in exterior walls of the Building unless the damage thereto is attributable to Tenant's negligence or misuse) of the Premises whole and in good condition with glass of the same quality as that injured or broken, and at the expiration or termination of this Lease peaceably to yield up the Premises and all alterations and additions thereto in good order, repair and condition, reasonable wear and tear excepted, first removing all goods and effects of Tenant and, to the extent specified by Landlord by notice to Tenant given at least ten (10) days before such expiration or termination, all alterations and additions made by Tenant and all partitions, and repairing any damage caused by such removal and restoring the Premises and leaving them clean and neat and to reimburse Landlord upon demand for the cost of repairing any damage to the Premises, the Building or the Lot caused by Tenant or its agents, employees, or invitees.

All articles of personal property and all trade fixtures, office machines and equipment, furniture and movable partitions owned by Tenant or installed by Tenant at its expense in the Premises shall be and remain the property of Tenant and may be removed by Tenant at any time during the Term provided Tenant is not in default hereunder, and provided further that Tenant shall repair any damage caused by such removal. If Tenant shall fail to remove all of its effects from the Premises upon termination of this Lease, Landlord may, at its option, remove and store said effects without liability to Tenant for any loss thereof, and Tenant agrees to pay Landlord upon demand any and all expenses incurred in such removal and storage, including court costs and attorneys' fees, and Landlord may, at its option, without notice, sell said effects at private sale and without legal process, for such price as Landlord may obtain and apply the proceeds of such sale against any amounts due under this Lease from Tenant to Landlord and against the expense incident to the removal, storage and sale of said effects.

5.3  Use

To use and occupy the Premises for the Permitted Uses; not to permit in the Premises any auction, fire, "going out of business" or bankruptcy sales, or any vending machine; not to use or devote the Premises or any part thereof for any purpose other than the Permitted Uses, nor any use thereof which is inconsistent with the maintenance of the Building as an office building of the first class in the quality of its maintenance, use and occupancy, or which is disorderly, improper, offensive, or which will cause the emission from the Premises of any objectionable noise or odor, or is of a hazardous or dangerous nature, or will in any manner interfere with the rights of other tenants, or is liable to create a nuisance or is contrary to law or ordinance, or which is liable to render necessary any alteration or addition to the Building; not to inure or deface the Premises, Building or Lot; not to make or permit any waste; not to dump, flush, or in any way introduce any hazardous or toxic substances into the sewage or other waste disposal system serving the Premises or the Building; and not to generate, store, use or dispose of inflammable, hazardous or toxic substances in or on the Premises, the Building or the Lot. Notwithstanding anything to the contrary, Landlord makes no representation that the Premises are fit for a particular use or purpose including, without limitation, the Permitted Uses specified herein, except as otherwise required by law.

5.4  Obstructions, Items Visible from Exterior; Rules and Regulations

Not to obstruct in any manner any portion of the Building not hereby leased or any portion thereof or of the Lot used by Tenant in common with others; not without prior consent of Landlord to permit the painting or placing of any signs, curtains, blinds, shades, awnings, aerials or flagpoles, or the like, visible from outside the Premises; and to comply with all reasonable Rules and Regulations now or hereafter made by Landlord, of which Tenant has been given notice (the current Rules and Regulations are set forth in Exhibit C hereto), for the care and use of the Building and Lot and their facilities and approaches; Landlord shall not be liable to Tenant for the failure of other occupants of the Building to conform to such Rules and Regulations. Tenant shall be responsible for the prompt clean-up and removal from any common area of the Building or from any portion of the Property any trash, debris or litter (including accumulation of cigarette butts) deposited by its employees, agents, contractors, customers or invitees.

5.5  Safety Appliances

To keep the Premises equipped with all safety appliances required by law or ordinance or any other regulation of any public authority because of any use made by Tenant other than normal office use, and to procure all licenses and permits so required because of such use and, if requested by Landlord, to do any work so required because of such use, it being understood that the foregoing provisions shall not be construed to broaden in any way Tenant's Permitted Uses.

5.6  Assignment; Sublease

     A. Tenant shall not without prior consent of Landlord assign, mortgage, pledge or otherwise transfer this Lease or make any sublease, or permit occupancy of the Premises or any part thereof by anyone other than Tenant. In connection with any request by Tenant for such consent to assignment or subletting, to submit to Landlord in writing ("Tenant's Sublease Notice") (i) the name of the proposed assignee or subtenant, (ii) such information as to its financial responsibility and standing as Landlord may reasonably require, and
(iii) all of the terms and provisions upon which the proposed assignment or subletting is to be made.

Landlord shall not unreasonably withhold its consent to the proposed assignment or subletting to the specific assignee or subtenant set forth in Tenant's Sublease Notice, provided that (i) Tenant and the assignee or subtenant set forth in Tenant's Sublease Notice have executed an assignment or sublease including terms which do not differ materially from those set forth in Tenant's Sublease Notice within three (3) months of the date of such Notice, (ii) the terms and provisions of such assignment or subletting shall specifically make applicable to the assignee or sublessee all of the provisions of this Section
5.6 so that Landlord shall have against the assignee or sublessee all rights with respect to any further assignment and subletting which are set forth herein; (iii) the character of the proposed assignee or subtenant is consistent with the character of the Building and the proposed assignee or subtenant intends to use the Premises for the Permitted Uses; (iv) the proposed assignee or subtenant has a good reputation and relevant prior business experience; (v) the proposed assignee or subtenant has a net worth sufficient, in Landlord's reasonable determination, to satisfy the obligations of Tenant under this Lease;
(vi) no assignment or subletting shall affect the continuing primary liability of Tenant (which, following assignment, shall be joint and several with the assignee); (vii) no consent to any of the foregoing in a specific instance shall operate as a waiver in any subsequent instance; (viii) no consent shall be deemed unreasonably withheld by Landlord to the extent the granting of consent might cause Landlord to be in default under any mortgage; and (ix) no assignment shall be binding upon Landlord or any of Landlord's mortgagees, unless Tenant shall deliver to Landlord an instrument in recordable form which contains a covenant of assumption by the assignee running to Landlord and all persons claiming by, through or under Landlord, but the failure or refusal of the assignee to execute such instrument of assumption shall not release or discharge the assignee from its liability as Tenant hereunder. In the event Tenant and the proposed assignee or sublessee have failed to execute a lease within three (3) months of the date of Tenant's Sublease Notice, Tenant's right to assign or sublet shall again be subject to the provisions of Section 5.6(A). Landlord shall be entitled to receive all amounts, whether characterized as consideration for the assignment, differences in rent, or otherwise, received by Tenant in excess of the Annual Fixed Rent and additional rent reserved in this Lease applicable to the space being so assigned or sublet ("Excess Rent"). Excess Rent shall be payable by Tenant to Landlord in monthly installments within three (3) days after receipt by Tenant. Tenant shall reimburse Landlord promptly, as additional rent, for reasonable legal and other expenses incurred by Landlord in connection with any request by Tenant for consent to assignment or subletting.

If Tenant is a corporation, then any transfer of this Lease by merger, consolidation or liquidation, or any change in the ownership of or power to vote the majority of its outstanding voting stock shall constitute an assignment for the purposes of this Section 5.6. The preceding sentence shall not apply whenever Tenant is a corporation the voting stock of which is listed on a recognized stock exchange. The term "voting stock" shall refer to shares of stock regularly entitled to vote for the election of directors of the corporation. If Tenant is a partnership, then any transfer of any general partnership interest in Tenant shall constitute an assignment for the purpose of this Section 5.6. Notwithstanding any of the foregoing to the contrary, no consent of Landlord shall be required in connect with assignments to affiliates or assignments or changes in control relating to the sale of all or any significant part of Tenant's stock or assets, including by merger or consolidation.

5.7  Indemnity; Insurance

To defend with counsel first approved by Landlord, save harmless, and indemnify Landlord from any liability for injury, loss, accident or damage to any person or property, and from any claims, actions, proceedings and expenses and costs in connection therewith (including, without limitation, reasonable counsel fees),
(i) arising from (a) the omission, fault, willful act, negligence or other misconduct of Tenant or (b) from any use made or thing done or occurring on the Premises not due to the omission, fault, willful act, negligence or other misconduct of Landlord, or (ii) resulting from the failure of Tenant to perform and discharge its covenants and obligations under this Lease; to maintain in responsible companies qualified to do business, and in good standing in Washington D.C., (i) comprehensive commercial liability insurance covering the Premises with limits which shall, at the commencement of the Term, be at least equal to those stated in Section 1.1 and from time to time during the Term shall be for such higher limits, if any, as are customarily carried in the Boston area with respect to similar properties, written on an occurrence basis and including coverage for products/completed operations, personal injury, broad form property damage, host liquor, extended liability and broad form contractual liability;
(ii) automobile liability insurance for used and leased vehicles in a minimum amount of at least $1,000,000 per accident, combined single limit for bodily injury and property damage; (iii) worker's compensation insurance with statutory limits covering all of Tenant's employees working in the Premises, and (iv) umbrella liability with minimum limits of $1,000,000 per occurrence, such umbrella liability policy to apply in excess of the others required insurance hereunder, and to deposit promptly with Landlord certificates for such insurance, and all renewals thereof bearing the endorsement that the policies will not be cancelled until after 30 days' written notice to Landlord. Such insurance may be maintained by Tenant under a blanket policy. All insurance polices, other than the worker's compensation policy, shall designate Landlord as additional insured.

5.8  Personal Property at Tenant's Risk

That all of the furnishings, fixtures, equipment, inventory, effects and property of every kind, nature and description of Tenant and all persons claiming by, through or under Tenant which, during the continuance of this Lease or any occupancy of the Premises by Tenant or anyone claiming under Tenant, may be on the Premises or elsewhere in the Building or on the Lot, shall be at the sole risk and hazard of Tenant, and if the whole or any part thereof shall be destroyed or damaged by fire, water or otherwise, or by the leakage or bursting of water pipes, steam pipes, or other pipes, by theft or from any other cause, no part of said loss or damage is to be charged to or be borne by Landlord, except that Landlord shall in no event be indemnified or held harmless or exonerated from any liability to Tenant or to any person, for any injury, loss, damage or liability to the extent such indemnity, hold harmless or exoneration is prohibited by law.

5.9  Right of Entry

To permit Landlord and its agents: to examine the Premises at reasonable times and, if Landlord shall so elect, to make any repairs or replacements Landlord may deem necessary; to remove, at Tenant's expense, any alterations, additions, signs, curtains, blinds, shades, awnings, aerials, flagpoles, or the like not consented to in writing; and to show the Premises to prospective Tenants during the six (6) months preceding expiration of the Term and to prospective purchasers and mortgagees at all reasonable times. In case of emergency, Landlord or its representatives may enter the Premises at any time.

5.10 Floor Load; Prevention of Vibration and Noise

Not to place a load upon the Premises exceeding an average rate of 80 pounds of live load per square foot of floor area (partitions shall be considered as part of the live load); not to move any safe, vault or other heavy equipment into, about or out of the Premises except in such manner and at such time as Landlord shall in each instance authorize; not to install or operate in the Premises any equipment or other machinery other than usual office equipment without obtaining the prior consent of Landlord, who may condition such consent upon the payment by Tenant of additional rent as compensation for additional wiring or electricity needed for the equipment or machinery; not to install any equipment or machinery which may necessitate any changes, replacements or additions to, or in the use of, the heating, air conditioning, plumbing or electrical systems of the Building without obtaining Landlord's prior consent; Tenant's business machines and mechanical equipment which cause vibration or noise that may be transmitted to the Building structure or to any other space in the Building shall be so installed, maintained and used by Tenant as to eliminate such vibration or noise.

5.11 Personal Property Taxes

To pay promptly when due all taxes which may be imposed upon personal property (including without limitation, fixtures and equipment) in the Premises to whomever assessed.

5.12 Signs

Not to erect any signs or lettering visible from the exterior of the Premises or attach any awnings or canopies to the exterior of the Premises without obtaining Lessor's prior written consent.

5.13 Compliance with Insurance Regulations

Not to do or permit to be done any act or thing upon the Premises which will invalidate or be in conflict with the terms of the Washington D.C. standard form of fire, boiler, sprinkler, water damage or other insurance policies covering the Building and the fixtures and property therein; Tenant shall, at its own expense, comply with all rules, regulations, and requirements of the National Board of Fire Underwriters or any state or other similar body having jurisdiction, and shall not knowingly do or permit anything to be done in or upon the Premises in a manner which increases the rate of fire insurance upon the Building or on any property or equipment located therein.

                               [END OF ARTICLE V]

                         ARTICLE VI: CASUALTY AND TAKING

6.1  Termination or Restoration; Rent Adjustment; Demolition

In case during the Term all or any substantial part of the Premises or the Building or the Lot are damaged materially by fire or other casualty or by action of public or other authority in consequence thereof, or are taken by eminent domain or Landlord receives compensable damage by reason of anything lawfully done in pursuance of public or other authority, this Lease shall terminate at Landlord's election, which may be made notwithstanding that Landlord's entire interest may have been divested, by notice given to Tenant within ninety (90) days after the election to terminate arises specifying the effective date of termination. The effective date of termination specified by Landlord shall not be less than fifteen (15) nor more than thirty (30) days after the date of notice of such termination. Unless terminated pursuant to the foregoing provisions this Lease shall remain in full force and effect following any such damage or taking, subject, however, to the following provisions. If in any such case the Premises are rendered unfit for use and occupation and this Lease is not so terminated, Landlord shall use due diligence (following the expiration of the period in which Landlord may terminate this Lease pursuant to the foregoing provisions of this Section 6.1) to put the Premises, or in case of taking what may remain thereof (excluding in case of both casualty and taking any items installed or paid for by Tenant) into proper condition for use and occupation subject to zoning and building codes and other laws, rules and regulations then in effect. A just proportion of the Annual Fixed Rent and additional rent according to the nature and extent of the injury shall be abated from the date of such casualty or taking until the Premises or such remainder shall have been put by Landlord in such condition; and in case of a taking which permanently reduces the area of the Premises, a just proportion of the Annual Fixed Rent and additional rent shall be abated for the remainder of the Term.

Landlord may voluntarily elect to demolish the Building or any part of the Building in which event this Lease and the term shall expire at the election of the Landlord. In the case of Landlord's election voluntarily to demolish the Premises or Building as stated above in this Article, Landlord shall give Tenant at least one (1) year prior termination notice, and pay to Tenant all reasonable costs and expenses incurred by Tenant in moving Tenant to substantially equivalent space in downtown Boston including, but not limited to, reasonable brokerage fees, legal fees, moving expenses, and any increase in the minimum rent payable for the substitute space during the term of this Lease over the minimum rent payable during the term of this Lease for the Premises after which this Lease shall terminate and be of no further recourse to either party except as to rights and obligations incurred prior to the termination date.

6.2  Eminent Domain

Landlord reserves to itself any and all rights to receive awards made for damages to the Premises and Building and Lot and the leasehold hereby created, or any one or more of them, accruing by reason of exercise of eminent domain or by reason of anything lawfully done in pursuance of public or other authority. Tenant hereby releases and assigns to Landlord all Tenant's rights to such awards, and covenants to deliver such further assignments and assurances thereof as Landlord may from to time request. Tenant hereby irrevocably designates and appoints Landlord as its attorney-in-fact to execute and deliver in Tenant's name and on its behalf all such further assignments thereof. Nothing contained herein shall be deemed to preclude Tenant from obtaining, or to give Landlord any interest in, any separate award to Tenant for loss or damage to Tenant's removable personal property or Tenant's relocation costs.

6.3  Temporary Taking

In the event of a taking of the Premises or any part thereof for temporary use,
(i) this Lease shall be and remain unaffected thereby and rent shall not abate, and (ii) Tenant shall be entitled to receive for itself such portion or portions of any award made for such use with respect to the period of the taking which is within the Term, provided that if such taking shall remain in force at the expiration or earlier termination of this Lease, Tenant shall then pay to Landlord a sum equal to the reasonable cost of performing Tenant's obligations under Section 5.2 with respect to surrender of the Premises and upon such payment shall be excused from such obligations.

                               [END OF ARTICLE VI]

                              ARTICLE VII: DEFAULT

7.1 Events of Default

If any default by Tenant continues after notice, in case of Annual Fixed Rent or additional rent for more than five (5) days, or in any other case for more than thirty (30) days and such additional time not to exceed sixty (60) days, as is reasonably necessary to cure the default if the default is of such a nature that it cannot reasonably be cured in thirty (30) days; or if Tenant becomes insolvent or fails to pay its debts as they fall due; or if Tenant makes any trust mortgage or assignment for the benefit of creditors; or if Tenant proposes any composition, arrangement, reorganization or recapitalization with creditors; or if Tenant's leasehold hereunder or any substantial part of the property of Tenant is taken on execution or other process of law or is attached or subjected to any other voluntary encumbrance; or if a receiver, trustee, custodian, guardian, liquidator or similar agent is appointed with respect to Tenant, or if any such person or a mortgagee, secured party or other creditor takes possession of the Premises or of any substantial part of the property of Tenant, and, in either case, if such appointment or taking of possession is not terminated within thirty (30) days after it first occurs; or if a petition is filed by or with the consent of Tenant under any federal or state law concerning bankruptcy, insolvency, reorganization, arrangement, or relief from creditors; or if a petition is filed against Tenant under any federal or state law concerning bankruptcy, insolvency, reorganization, arrangement, or relief from creditors, and such petition is not dismissed within thirty (30) days thereafter, or if Tenant dissolves or is dissolved or liquidated or adopts any plan or commences any proceeding, the result of which is intended to include dissolution or liquidation; then in any such case, whether or not the Term shall have begun, Landlord may immediately, or at any time while such default exists, terminate this Lease by notice to Tenant, in which event this Lease shall terminate and come to an end on the date specified therein as fully and completely as if such date were the date herein originally fixed for the expiration of the Term, and Tenant shall then quit and surrender the Premises to Landlord, but Tenant shall remain liable as hereinafter provided. The preceding notwithstanding, any notice required to be given by Landlord for Tenant's failure to pay Annual Fixed Rent or any other amount (prior to said failure being deemed an actionable default) shall be deemed satisfied by the serving by Landlord upon Tenant at the Premises of a "notice to quit" so long as such notice provides Tenant with the right to cure such default within five (5) days of service.

7.2 Damages

In the event that this Lease is terminated under any of the provisions contained in Section 7.1 or shall be otherwise terminated for breach of any obligation of Tenant, Tenant covenants to pay forthwith to Landlord, as compensation, all sums which were due prior to the date of such termination and Tenant shall pay on the days originally fixed herein for the payment thereof amounts equal to the several installments of rent, adjusted rent, additional rent and any and all other charges as they would have become due if this Lease had not been terminated.

As a second alternative, at the election of Landlord, Tenant will, at the time of such termination, pay to Landlord, as liquidated damages, the amount of the excess, if any, of the present value at the time of termination of the total rent and other benefits which would have accrued to Landlord under this Lease over and above the fair market value (in advance) of the Premises for the balance of the Term. For the purpose of this paragraph, the total rent shall be computed by assuming that Tenant's share of real estate taxes and other charges would be the amount thereof (if any) for the immediately preceding year of the term.

In addition to the foregoing (and whether or not the Lease is terminated upon a default), Tenant agrees (i) to indemnify and save Landlord harmless from and against all expenses together with interest at the rate of 1.5% per month which Landlord may incur in collecting such amount or in obtaining possession of, or in re-letting the Premises, or in defending any action arising as a result of or in connection with a default, including, without limitation, legal expenses, attorneys' fees, brokerage fees, and the cost of putting the Premises in good order or preparing the same for rental; (ii) that Landlord may re-let the Premises or any part or parts thereof, either in the name of Landlord or otherwise for a term or terms which may, at Landlord's option, be less than or exceed the period which would otherwise have constituted the balance of the term and may grant concessions or free rent for a reasonable time. The failure of Landlord to re-let the Premises or any part thereof shall not release or affect Tenant's liability for damage. Any suit brought to collect the amount of deficiency for any month shall not prejudice the right of Landlord to collect the deficiency for any subsequent month by a similar proceeding. Landlord may make such alterations, repairs, replacements and decorations on the Premises, and the making of such alterations or decorations shall not release Tenant from any liability. In the event the Premises are re-let by Landlord, Tenant shall be entitled to a credit in the net amount of rent received by Landlord, after deduction of all expenses incurred in connection with Tenant's default, re-letting the Premises and in collecting the rent, except in the event Landlord has chosen the second or third alternative as a remedy in which event Tenant shall not be entitled to any credit.

Tenant further agrees that, if on the Expiration Date or other termination date, Tenant does not surrender the Premises or fails to remove any of its property from the Premises and Landlord obtains an order of eviction then Landlord may enter the Premises for the purpose of removing Tenant's goods and effects, without prejudice to any other remedies, and Landlord may remove and store such goods and effects at Tenant's expense, Tenant hereby granting Landlord an irrevocable power of attorney to accomplish the same.

Nothing contained in this Lease shall limit or prejudice the right of Landlord to prove for and obtain in proceedings for bankruptcy or insolvency by reason of the termination of this Lease, an amount equal to the maximum allowed by any statute or rule of law in effect at the time when, and governing the proceedings in which, the damages are to be proved, whether or not the amount be greater, equal to, or less than the amount of the loss or damages referred to above.

                              [END OF ARTICLE VII]

                          ARTICLE VIII: MISCELLANEOUS

8.1 Computation of Rental Floor Areas

All calculations of floor areas in this Lease are deemed to be conclusive.

8.2 Notice of Lease; Consent and Approval; Notices; Bind and Inure

The titles of the Articles are for convenience only and are not to be considered in construing this Lease. Tenant agrees not to record this Lease, but upon request of either party both parties shall execute and deliver a notice of this Lease in form appropriate for recording or registration, an agreement setting forth the Commencement Date, and if this Lease is terminated before the term expires, an instrument acknowledging the date of termination. Whenever any notice, approval, consent, request or election is given or made pursuant to this Lease it shall be in writing. Communications shall be addressed if to Landlord at Landlord's Original Address, or at such other address as may have been specified by prior notice to Tenant, and if to Tenant prior to the Commencement Date, at Tenant's Notice Address or following the Commencement Date, at the Premises, or at such other place as may have been specified by prior notice to Landlord. Any communication so addressed shall be deemed duly served if hand delivered by a recognized courier or overnight delivery service or if mailed by registered or certified mail, return receipt requested and shall be deemed given when so delivered or deposited with the U.S. Postal Service. The obligations of this Lease shall run with the land, and this Lease shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that only the original Landlord named herein shall be liable for obligations accruing before the beginning of the Term, and thereafter the original Landlord named herein and each successive owner of the Premises shall be liable only for obligations accruing during its period of ownership. Tenant shall look only to Landlord's interest in the Property for satisfaction of Landlord's obligations hereunder, and neither Landlord nor any successor owner of the Premises nor any trustee, beneficiary or partner of Landlord or such successor shall have any personal liability hereunder.

8.3 Landlord's Failure to Enforce

The failure of Landlord to seek redress for violation of, or to insist upon strict performance of, any covenant or condition of this Lease, or with respect to such failure of Landlord to enforce any of the Rules and Regulations referred to in Section 5.4, whether heretofore or hereafter adopted by Landlord, shall not be deemed a waiver of such violation nor prevent a subsequent act which would have originally constituted a violation, from having all the force and effect of an original violation, nor shall the failure of Landlord to enforce any of said Rules and Regulations against any other tenant of the Building be deemed a waiver of any such Rule or Regulation. The receipt by Landlord of Annual Fixed Rent or additional rent with knowledge of the breach of any covenant of this Lease shall not be deemed a waiver of such breach. No provision of this Lease shall be deemed to have been waived by Landlord, or by Tenant, unless such waiver be in writing signed by the party to be charged. No consent or waiver, express or implied, by Landlord or Tenant, to or of any breach of any agreement or duty shall be construed as a waiver or consent to or of any other breach of the same or any other agreement or duty.

8.4 Acceptance of Partial Payments of Rent; Delivery of Keys

No acceptance by Landlord of a lesser sum than the Annual Fixed Rent and additional rent then due shall be deemed to be other than on account of the earliest installment of such rent due, nor shall any endorsement or statement on any check or any letter accompanying any check or payment as rent be deemed an accord and satisfaction, and Landlord may accept such check or payment without prejudice to Landlord's right to recover the balance of such installment or pursue any other remedy in this Lease provided. The delivery of keys to any employee of Landlord or to Landlord's agent or any employee thereof shall not operate as a termination of this Lease or surrender of the Premises.

8.5 Cumulative Remedies

The specific remedies to which Landlord may resort under the terms of this Lease are cumulative and are not intended to be exclusive of any other remedies or means of redress to which it may be lawfully entitled in case of any breach or threatened breach by Tenant of any provisions of this Lease. In addition to other remedies provided in this Lease, Landlord shall be entitled to the restraint by injunction of the violation or attempted or threatened violation of any of the covenants, conditions or provisions of this Lease or to a decree compelling specific performance of any such covenants, conditions or provisions.

8.6 Partial Invalidity

If any term of this Lease, or the application thereof to any person or circumstances, shall to any extent be invalid or unenforceable, the remainder of this Lease, or the application of such term to persons or circumstances other than those as to which it is invalid or unenforceable shall not be affected thereby, and each term of this Lease shall be valid and enforceable to the fullest extent permitted by law.

8.7 Self-Help

If Tenant shall at any time default in the performance of any obligation under this Lease, Landlord shall have the right, but shall not be obligated, to enter upon the Premises and to perform such obligation notwithstanding the fact that no specific provision for such substituted performance by Landlord is made in this Lease with respect to such default. In performing such obligation, Landlord may make any payment of money or perform any other act. All sums so paid by Landlord (together with interest at an annual rate equal to the then average prime commercial rate from time to time established by the two largest national banks in Washington, D.C. plus 3%, but not in excess of the maximum rate allowed by law) and all necessary incidental costs and expenses in connection with the performance of any such act by Landlord, shall be deemed to be additional rent under this Lease and shall be payable to Landlord immediately on demand. Landlord may exercise the foregoing rights without waiving any other of its rights or releasing Tenant from any of its obligations under this Lease.

8.8 Tenant's Estoppel Certificate

Tenant agrees from time to time, upon not less than fifteen (15) days prior written request by Landlord, to execute, acknowledge and deliver to Landlord a statement in writing certifying that this Lease is unmodified and in full force and effect and that Tenant has no defenses, offsets or counterclaims against its obligations to pay the Annual Fixed Rent and additional rent and to perform its other covenants under this Lease and that there are no uncured defaults of Landlord or Tenant under this Lease (or, if there have been any modifications that the same is in full force and effect as modified and stating the modifications and, if there are any defenses, offsets, counterclaims, or defaults, setting them forth in reasonable detail), and the dates to which the Annual Fixed Rent, additional rent and other charges have been paid. Any such statement delivered pursuant to this Section
8.8 may be relied upon by a prospective purchaser or mortgagee of the Premises or any prospective assignee of any mortgagee of the Premises. Failure of Tenant to respond to such request from Landlord within such time shall be deemed an acknowledgment by Tenant that the facts recited in Landlord's request are correct.

8.9 Waiver of Subrogation

Any insurance carried by either party with respect to the Premises or property therein or occurrences thereon shall include a clause or endorsement denying to the insurer rights of subrogation against the other party to the extent rights have been waived by the insured prior to occurrence of injury or loss. Each party, notwithstanding any provisions of this Lease to the contrary, hereby waives any rights of recovery against the other for injury or loss due to hazards covered by such insurance to the extent of the indemnification received thereunder.

8.10 All Agreements Contained

This Lease contains all of the agreements of the parties with respect to the subject matter thereof and supersedes all prior dealings between them with respect to such subject matter.

8.11 Brokerage

Tenant warrants that it has had no dealings with any broker or agent in connection with the Lease and covenants to defend, hold harmless and indemnify Landlord from and against any and all cost, expense or liability for any compensation, commissions and charges claimed by any broker or agent claiming by or through Tenant with respect to dealings in connection with this Lease or the negotiation thereof.

8.12 Submission Not an Option

The submission of this Lease or a summary of some or all of its provisions for examination does not constitute a reservation of or option for the Premises or an offer to lease, and it is not effective as a lease or otherwise until the execution by and delivery to both Landlord and Tenant.

8.13 Applicable Law

This Lease, and the rights and obligations of the parties hereto, shall be construed and enforced in accordance with the laws of the District of Columbia.

8.14 Waiver of Jury Trial

Landlord and Tenant hereby waive trial by jury in any action, proceeding or counterclaim brought by either of the parties hereto against the other, on or in respect to any matter whatsoever arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant hereunder, Tenant's use or occupancy of the Premises, and/or claim of injury or damages.

8.15 Holdover

Should Tenant holdover in occupancy of the Premises after the expiration of the Term of this Lease, it shall be liable to Landlord for rent equal to the greater of twice the Annual Fixed Rent rate in effect at the end of the Term or twice the then Fair Market Rental for the space, and also for all damages, direct and indirect, sustained by Landlord on account of such holding over. The provisions of this Section shall not operate as a waiver of any right of re-entry provided in this Lease, and Tenant shall be considered a Tenant at sufferance only.

8.16 Force Majeure

Except as otherwise expressly set forth in this Lease, in any case where either party hereto is required to do any act, delays caused by or resulting from Acts of God, war, civil commotion, fire, flood or other casualty, labor difficulties, shortages of labor, materials or equipment, government regulations, unusually severe weather, or other causes beyond such party's reasonable control shall not be counted in determining the time during which such act shall be completed, whether such time be designated by a fixed date, a fixed time or a "reasonable time," and such time shall be deemed to be extended by the period of such delay.

8.17 Building Rehabilitation and Repair

During the term, Landlord may, at its sole discretion, choose to undertake rehabilitation, renovation, and/or repair of the Premises and Building, including, without limitation, remodeling the storefronts and installation of new windows, HVAC systems, stairwells, bathrooms, sprinkler systems, detection systems, etc. (collectively or singly referred to as "Rehabilitation"). Such Rehabilitation, which may be minor or major in nature, shall be undertaken solely at the Lessor's option and expense, and does not in any way constitute part of the Tenant's consideration under this Lease and does not in any way obligate Landlord to perform the same.

Tenant recognizes and agrees that during the time that any Rehabilitation is made to the Premises, and during the time that Rehabilitation work is being done to the Building including the Premises, the Tenant may experience interruptions (including reasonable interruptions to services) due to such construction and rehabilitation work and workmen entering the Premises in connection with such work, and agrees to cooperate fully with the Lessor's efforts to make such repairs and rehabilitation and further agrees that Tenant shall have no liability for said reasonable interruptions.

Tenant agrees to provide Landlord, its employees and independent contractors with access to the Premises at all reasonable times and upon reasonable prior notice to Tenant, except in the case of an emergency, during Tenant's regular business hours or otherwise in order to enable Landlord to complete the aforementioned improvements to the Premises and rehabilitation work to the Building.

8.18 Compliance with Laws and Insurance Policies

Tenant, at its own expense, shall comply with (and Landlord makes no representation with respect to) all laws, orders and regulations of Federal, State, County and City Authorities relating to its use of the Premises and its operations therein, provided, however, that Tenant shall have no obligation to make the structural components or mechanical systems of the Building or Premises or to comply with any law, order or regulation of Federal, State, County and City authorities, including, without limitation, the Americans with Disabilities Act, so called, except to the extent that said structural components or mechanical systems are installed by Tenant after the execution and delivery of this Lease. Tenant acknowledges that Landlord has made no warranties or representations about the permissibility of Tenant's proposed use under applicable zoning laws. Tenant, at its sole expense, shall comply with all rules, orders, regulations or requirements of the Board of Fire Underwriters, or any other similar body, and shall not do or permit anything to be done or kept on the Premises, except as permitted by the Fire Department, Board of Fire Underwriter, Fire Insurance Rating Organization, or other authority having jurisdiction. Except for those items necessary for the cleaning and maintenance of Tenant's business, which shall be properly stored to minimize the risk of fire and explosion, there shall not be brought or kept in or on the Premises any inflammable, combustible or explosive fluid, material, chemical or substance, nor shall any unusual or other objectionable odors permeate or emanate from the Premises. If the insurance premiums for the building increase because of anything Tenant does or permits to be done on the Premises, Tenant shall pay the full amount of such increase. That the Premises are being used for the Permitted Uses shall not relieve Tenant from the foregoing duties.

8.19 Building Directory

Tenant's name shall appear on the Building directory in the main lobby of the Building, at Landlord's sole cost and expense.

                              [END OF ARTICLE VIII]

              ARTICLE IX: RIGHTS OF PARTIES HOLDING PRIOR INTERESTS

9.1 Lease Subordinate

This Lease shall be subject and subordinate to any mortgage now or hereinafter placed on the Lot or Building, or both, or any portion or portions thereof which are separately and together hereinafter in this Article IX referred to as "the mortgaged premises", and to each advance made or hereafter to be made under any mortgage, and to all renewals, modifications, increases, consolidations, replacements and extensions thereof and all substitutions therefor. The foregoing provision shall be self-operative and no further instrument of subordination shall be required. In confirmation of such subordination, Tenant shall execute and deliver promptly any certificate that Landlord or any mortgagee may request. In the event that any mortgagee or its respective successor in title shall succeed to the interest of Landlord, then, at the option of such mortgagee or successor, this Lease shall nevertheless continue in full force and effect and Tenant shall and does hereby agree to attorn to such mortgagee or successor and to recognize such mortgagee or successor as its Landlord. Any mortgagee shall have the election to subordinate its mortgage to this Lease, exercisable by sending a notice of such election to Tenant, which notice may be recorded at the option of the mortgagee.

Provided that Tenant is not in default under any of the terms of this Lease, Landlord shall use reasonable efforts to obtain from any such mortgagee on Tenant's behalf an agreement on the part of such mortgagee to recognize this Lease and all of Tenant's rights hereunder as though this Lease were prior to any such mortgage, provided, however, that the mortgagee, or any purchaser at a foreclosure sale or otherwise, shall not be:

     (a) liable for any act or omission of a prior Landlord (including the Landlord); or

     (b) subject to any offset or defenses which the Tenant might have against any prior landlord (including the Landlord); or

     (c) bound by any rent or additional rent which the Tenant might have paid in advance to any prior landlord (including Landlord) for any period beyond the month in which foreclosure or sale occurs; or

     (d) bound by any security deposit which Tenant may have paid to any prior landlord (including Landlord), unless such deposit is in an escrow fund available to the mortgagee; or

     (e) bound by any agreement or modification of the Lease made without the consent of the mortgagee; or

     (f) bound by any notice of termination given by any prior landlord (including Landlord) without the mortgagee's written consent thereto; or

     (g) personally liable under this Lease and the mortgagee's liability under the Lease shall be limited to the ownership interest of the mortgagee in the Premises; or

     (h) liable for any fact or circumstance or condition to the extent existing or arising prior to the mortgagee's (or such purchaser's) succession to the interest of the Landlord under the Lease and such mortgagee or such purchaser further shall not be liable except during that period of time, if any, in which such mortgagee or purchaser and Tenant are in privity of estate.

Any claim by Tenant under the Lease against the mortgagee or such successor shall be satisfied solely out of the mortgagee's or such successor's interest in the Premises and Tenant shall not seek recovery against or out of any other assets of mortgagee or such successor.

9.3 Rights of Holder of Mortgage

No act or failure to act on the part of Landlord which would entitle Tenant under the terms of this Lease, or by law, to be relieved of Tenant's obligations hereunder or to terminate this Lease, shall result in a release or termination of such obligations or a termination of this Lease unless (i) Tenant shall have first given written notice of Landlord's act or failure to act to Landlord's mortgagees of record, if any, specifying the act or failure to act on the part of Landlord which could or would give basis to Tenant's rights; and (ii) such mortgagees, after receipt of such notice, have failed or refused to correct or cure the condition complained of within a reasonable time thereafter; but nothing contained in this Section 9.3 shall be deemed to impose any obligation on any such mortgagees to correct or cure any condition. "Reasonable time" as used above means and includes a reasonable time to obtain possession of the mortgaged premises if the mortgagee elects to do so and a reasonable time to correct or cure the condition if such condition is determined to exist.

9.4 Assignment of Rents

With reference to any assignment by Landlord of Landlord's interest in this Lease, or the rents payable hereunder, conditional in nature or otherwise, which assignment is made to the holder of a mortgage on property which includes the Premises, Tenant agrees

     (a) that the execution thereof by Landlord, and the acceptance thereof by the holder of such mortgage, shall never be treated as an assumption by such holder of any of the obligations of Landlord hereunder, unless such holder shall, by notice sent to Tenant, specifically otherwise elect; and

     (b) that, except as aforesaid, such holder shall be treated as having assumed Landlord's obligations hereunder only upon foreclosure of such holder's mortgage (or the acceptance of a deed in lieu of foreclosure) and the taking of possession of the Premises.

9.5 Implementation of Article IX

Tenant agrees on request of Landlord to execute and deliver from time to time any agreement which may reasonably be deemed necessary to implement the provisions of this Article IX.

                               [END OF ARTICLE IX]

                         ARTICLE X: HAZARDOUS MATERIALS

10.1 Tenant's Obligations

     As used herein, the following definitions shall apply:

     1. "Hazardous Substance" means any substance, waste or material which is deemed hazardous, toxic, a pollutant or contaminant under any federal state or local statute, law, ordinance, rule, regulation, or judicial or administrative order or decision, now or hereafter in effect.

     2. "Hazardous Substance on the Premises" means any hazardous substance present in, on, near or emanating from the Premises or at the surface or below the surface thereof. As used in this Article X, the term "Premises" includes, in addition to the leased Premises, the Building(s) and the Lot.

     3. "Applicable Law" shall mean all federal, state and local statutes, laws, ordinances, rules and regulations and judicial and administrative orders, rulings and decisions that are applicable now or in future to the Premises or any portion thereof or to any activity which shall take place thereon.

Tenant shall not generate, store, release, dispose of or otherwise handle any Hazardous Substance on the Premises; moreover, Tenant shall not take any action, conduct any activity or fail to take any action which causes, contributes, or is likely to cause or contribute to, a threat of release of any Hazardous Substance on the Premises.

Tenant furthermore shall not install or cause to be installed any chemical, oil or gasoline storage tank(s) on, under or around the Premises and it shall not install or cause to be installed on, around or under the Premises any transformers or other equipment which contain PCBs or other Hazardous Substances.

Tenant shall defend, indemnify and hold harmless Landlord and any mortgagee of the Premises from and against any and all liability, loss, suits, claims, actions, causes of action, proceedings, demands, costs, penalties, fines and expenses, including without limitation, expenses of attorneys' fees, consultants' fees, and clean-up costs, resulting from the presence of, release of, or threat of release of, any Hazardous Substance on the Premises, or arising out from the action or inaction of Tenant, its employees, invitees, contractors, and agents, or arising out of the generation, storage, treatment, handling, transportation, disposal or release (or threat of release) by Tenant its employees, invitees, contractors and agents of any Hazardous Substance at or near the Premises, or arising out of any violation(s) by the same of any Applicable Law regarding Hazardous Substances.

Tenant shall remove, clean-up and remedy any Hazardous Substance on the Premises, or any threat of release of Hazardous Substances on the Premises to the extent required by Applicable Law, and Tenant shall be obligated to continue to pay Annual Fixed Rent, additional rent and other sums due under the Lease until such removal, clean-up or remedy is completed in accordance with Applicable Laws, whether or not the term of this Lease shall terminate or expire. Tenant hereby grants Landlord the right to inspect the Premises throughout the term of this Lease, to determine that Tenant is in compliance with Applicable Laws and Tenant agrees to provide Landlord with all information necessary to ascertain that Tenant is in compliance with Applicable Laws.

Any release or threat of release of any Hazardous Substance on the Premises arising from the action or inaction of Tenant, its employees, invitees, contractors, or agents, any breach by Tenant of its obligations under this Addendum, or any violation by Tenant of the provisions of the Act shall constitute a default by Tenant under the Lease. In the event of such a default, notwithstanding any contrary provision contained herein, Landlord shall have the additional right, but not the obligation, to take any action or perform any act required by this Article X of the Tenant to such extent and in such manner as Landlord deems appropriate, including paying necessary costs, fees and attorneys' fees. The making of any such payment or the performing of any such act by the Landlord shall not waive or release the Tenant from its obligations and agreements hereunder. All amounts so paid by Landlord shall be immediately due and payable by Tenant to Landlord on demand, as additional rent.

Landlord, in addition and not in limitation of its rights in the preceding paragraph, shall have the right to enforce Tenant's obligations under this
Article X by taking legal action seeking, without limitation, injunctive relief.

10.2 Survival

The provision of this Article X shall survive the expiration or termination of this Lease.

                               [END OF ARTICLE X]

                          ARTICLE XI: SECURITY DEPOSIT

Landlord acknowledges receipt from Tenant of the Security Deposit to be held by Landlord or its agent, as security, for and during the Term, to be returned to Tenant within thirty (30) days after the expiration of the Term or the termination of this Lease provided there exists no breach of any undertaking of Tenant. Upon the occurrence of any default by Tenant hereunder, Tenant agrees that Landlord may apply all or any part of the Security Deposit together with accrued interest, if any, thereon to any obligation of Tenant hereunder. If all or any portion of the Security Deposit is applied to any obligation of Tenant hereunder, Tenant shall immediately upon request by Landlord restore the Security Deposit to its original amount. Tenant shall not have the right to call upon Landlord to apply all or any part of the Security Deposit to cure any default or fulfill any obligation of Tenant, but such use shall be solely in the discretion of Landlord. Upon any conveyance of the Premises by Landlord to Landlord's grantee or transferee, the Security Deposit together with accrued interest, if any, thereon may be delivered by Landlord to Landlord's grantee or transferee. Upon any such delivery, Tenant hereby releases Landlord herein named of any and all liability with respect to the Security Deposit, its application and return, and Tenant agrees to look solely to such grantee or transferee. It is further understood that this provision shall also apply to subsequent grantees and transferees.

                               [END OF ARTICLE XI]

     EXECUTED as a sealed instrument in two or more counterparts on the day and year first above written.

                                        LANDLORD:

                                        ROOSEVELT LAND, LP


                                        By: /s/ Patsy Thomasson
                                            ------------------------------------
                                        Name: Patsy Thomasson
                                        Its: Manager


                                        TENANT:

                                        WORLD ENERGY SOLUTIONS, INC.


                                        By: /s/ Richard Domaleski
                                            ------------------------------------
                                        Name: Richard Domaleski
                                        Title: CEO

                                    EXHIBIT A

                             Floor Plan of Premises

                                    EXHIBIT B

                               LANDLORD'S SERVICES

AREAS OF RESPONSIBILITY:   Landlord shall maintain the entire building
                           including: lobby, elevators, stairs, hallways and all
                           office areas

GENERAL CLEANING:          The following services shall be performed:

     OFFICE AREAS - NIGHTLY:

     Empty all wastebaskets and containers and remove to a designated area.

     Replace basket liners if agreed.

     Empty, wash and wipe clean all ashtrays.

     Dust all desk tops, files, office equipment, picture frames, etc. within normal reach.

     Dry mop all resilient tile surfaces using chemically treated dry mops.

     Vacuum all non-obstructed carpeted areas.

     Vacuum all floor mats.

     Clean entrance door glass.

     Clean and sanitize drinking fountains.

     Remove fingerprints from walls, doors and light switches.

     High dusting, wall washing, basket washing and carpet cleaning will be performed at additional expense.

     LAVATORIES - NIGHTLY:

     Sweep and damp mop the floor using the proper disinfectants.

     Wash and polish all mirrors, powder shelves and bright work.

     Wash and disinfect all toilet bowls and urinals.

     Wash and wipe dry both sides of the toilet seats with an approved germicidal detergent leaving the seats in an upright position.

     Thoroughly dust all dispensers and partitions within normal reach. Wash and disinfect monthly.

     Refill all dispensers with bathroom supplies.

     Empty all trash receptacles and remove contents to a designated area.

                                    EXHIBIT C

                              RULES AND REGULATIONS

     1. The sidewalks, entrances, driveways, passages, courts, elevators, vestibules and the common area, stairways, corridors or halls shall not be obstructed or encumbered by any Tenant or used for any purpose other than for ingress to and egress from the Premises and for delivery by Landlord. There shall not be used in any space, or in the public hall of the Building, either by a Tenant or by jobbers or others in the delivery or receipt of merchandise, any hand trucks, except those equipped with rubber tires and sideguards.

     2. The water and wash closets and plumbing fixtures shall not be used for any purpose other than those for which they were designed or constructed and no sweepings, rubbish, rags, acids or other substances shall be deposited therein, and the expense of any breakage, stoppage, or damage resulting from the violation of this rule shall be borne by the Tenant who, or whose clerks, agents, employees or visitors, shall have caused it.

     3. No Tenant shall sweep or throw or permit to be swept or thrown from the Premises any dirt or other substances into any of the corridors or halls, elevators, or out of the doors or windows or stairways of the Building and Tenant shall not use, keep or permit to be used or kept any foul or noxious gas or substance in the Premises or permit or suffer the Premises to be occupied or used in a manner offensive or objectionable to Landlord or other occupants of the Building by reason of noise, odors and/or vibrations, or interfere in any way with other Tenants or those having business therein, nor shall any animals or birds be kept in or about the Building. Smoking or carrying lighted cigars or cigarettes in the elevators of the Building is prohibited.

     4. No awnings or other projections shall be attached to the outside walls of the Building without the prior written consent of Landlord.

     5. No sign, advertisement, notice or other lettering shall be exhibited, inscribed, painted or affixed by any Tenant on any part of the outside of the Premises or the Building or on the inside of the Premises if the same is visible from the outside of the Premises without the prior written consent of Landlord, except that the name of Tenant may appear on the entrance door of the Premises. In the event of the violation of the foregoing by any Tenant, Landlord may remove same without any liability, and may charge the expense incurred by such removal to Tenant or Tenants violating this rule. Interior signs on doors and directory tablet shall be inscribed, painted or affixed for each Tenant by Landlord at the expense of such Tenant, and shall be of a size, color and style acceptable to Landlord.

     6. Except with prior written consent of Landlord and as Tenant may direct, no Tenant shall mark, paint, drill into, or in any way deface any part of the Premises or the Building of which they form a part or cut or string wires, lay linoleum, or other similar floor covering, so that the same shall come in direct contact with the floor of the Premises, and, if linoleum or other similar floor covering is desired to be used, an interlining of builder's deadening felt shall be first affixed to the floor, by a paste or other material, soluble in water, the use of cement or other similar adhesive material being expressly prohibited.

     7. Except with the prior written consent of Landlord, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by any Tenant, nor shall any changes be made in existing locks or mechanism thereof. If requested, Tenant shall provide Landlord with a copy of a. key for all new locks or bolts. Each Tenant shall, upon the termination of his tenancy, restore to Landlord all keys either furnished to or otherwise procured by, such Tenant. In the event of the loss of any keys furnished to Tenant, Tenant shall pay to Landlord the cost thereof.

     8. Freight, furniture, business equipment, merchandise and bulky matter of any description shall be delivered to and removed from the Premises only on the freight elevators and through the service entrances and corridors or in an alternative way approved by Landlord and only during hours and in a manner approved by Landlord.

     9. Canvassing, soliciting and peddling in the Building is prohibited and each Tenant shall cooperate to prevent the same.

     10. Landlord shall have the right to prohibit any advertising by any Tenant which, in Landlord's opinion, tends to impair the reputation of the Building or its desirability as a building for offices, and upon written notice from Landlord, Tenant shall refrain from or discontinue such advertising.

     11. Except for those items necessary for the cleaning and maintenance of Tenant's business, including office supplies, which shall be property stored to minimize the risk of fire and explosion, Tenant shall not bring or permit to be brought or kept in or on the Premises, any inflammable, combustible or explosive fluid, material, chemical or substance, or cause or permit any odors of cooking or other process, or any unusual or other objectionable odors to permeate in or emanate from the Premises.